                               SECOND AMENDMENT TO
                     FORBEARANCE AND MODIFICATION AGREEMENT



EFFECTIVE DATE.   AS OF APRIL 1, 2001

PARTIES.

                  BANK ONE, ARIZONA, NA, as administrative agent for Banks that are parties to the Credit Agreement (defined below) and as a Bank ("Bank One"); FLEET NATIONAL BANK, as Documentation Agent, and as a Bank ("Fleet"); and IMPERIAL BANK ("Imperial"), as a Bank. Bank One, Fleet, and Imperial are sometimes individually referred to as a Bank and collectively as the "Banks".

                  HYPERCOM CORPORATION, a Delaware corporation ("Hypercom"), and each of its undersigned Subsidiaries, Affiliates, and other parties obligated under the Credit Documents to Banks (hereinafter individually and collectively referred to as "Borrower").


         This Second Amendment to Modification and Forbearance Agreement (the "Second Amendment") is made by and among Banks and Borrower. For present and fair consideration, the receipt and sufficiency of which are hereby acknowledged, Banks and Borrower confirm and agree as follows:

RECITALS.

         A. Loans from Banks to Borrower. Banks and Hypercom are parties to the "Credit Agreement" dated as of August 31, 2000 (the "Credit Agreement"). Under the Credit Agreement, Banks have made available to Hypercom loans and other financial accommodations (including an RLC and Letters of Credit, collectively, the "Loans") in the committed amount of $60,000,000.

         B. Obligations Owing from Borrower to Banks. Computed as of March 28, 2001, Hypercom is indebted as follows to Banks: (i) in the amount of $38,255,755.51 for unpaid principal; (ii) in the amount of $316,844.99 in interest accrued at the non-default rate; and (iii) in additional amounts for accrued and accruing interest, recoverable costs (including reasonable attorneys' fees), certain indemnities, and other expenses.

         C. Collateral Held By Banks for Satisfaction of Obligations Owing from Borrower. As security for satisfaction of the Obligations owing from Borrower, Banks hold valid and perfected,

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
first and prior liens in (among other things) the Collateral described in the Security Agreements executed by Borrower in conjunction with the Credit Agreement. In addition, Banks hold valid and perfected, first and prior liens on the Additional Collateral described in the "Forbearance and Modification Agreement" dated as of November 14, 2000 (the "Forbearance Agreement") executed by Borrower and delivered to Banks on or about December 22, 2000. Unless otherwise indicated, capitalized terms used in this Second Amendment correspond to the capitalized terms used in the Forbearance Agreement. The lien and security interests held by the Banks are evidenced by (among other things) the Security Documents, the Forbearance Agreement, and all other related Credit Documents executed and delivered by Borrower to Banks.

         D. No Defenses. Borrower has no defenses, offsets, counterclaims, or adverse claims of any kind or amount with respect to the Obligations. In addition, Borrower has no defenses, offsets, counterclaims, or adverse claims of any kind with respect to the Collateral and the Additional Collateral interests held by Banks as security for satisfaction of the Obligations.

         E. Identified Defaults. As identified on Exhibits "A" to the Forbearance Agreement and the First Amendment (defined below), Borrower is in default of certain of the financial covenants contained in the Credit Agreement (the "Identified Defaults").

         F. Request for Certain Forbearance and Loan Modifications. Borrower initially requested that Banks forbear from exercising their rights and remedies with respect to certain of the "Identified Defaults" through December 31, 2000, or, if extended pursuant to the terms of this Forbearance Agreement, through January 31, 2001 (the "Forbearance Period"). In addition, Borrower requested that Banks modify certain terms and conditions of the Credit Documents. Banks granted Borrower's initial request for forbearance by agreeing to the terms and conditions of the Forbearance Agreement. Borrower asked for an initial extension of the Forbearance Period through March 31, 2001. Banks granted Borrower's initial request for an extension of the Forbearance Agreement by agreeing to the terms and conditions of the "First Amendment To Forbearance And Modification Agreement" dated as of February 1, 2001 (the "First Amendment"). Borrower now requests from Banks additional forbearance and additional modifications to the Credit Documents, to the Forbearance Agreement, and to the First Amendment. Although Banks are under no obligation to do so, Banks are willing to provide Borrower with additional limited forbearance, and Banks are willing to provide additional limited modification of the Credit Documents, the Forbearance Agreement, and the First Amendment upon the terms and conditions set forth herein. The forbearance under this Second Amendment, like the forbearance provided in the Forbearance Agreement and the First Amendment, is being provided by Banks to allow Borrower to secure replacement financing to satisfy indefeasibly the entire amount of the Obligations owing to Banks under the Credit Documents.

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
PROVISIONS.

         1. Accuracy of Recitals. Borrower acknowledges that the Recitals set forth above are true, accurate and correct. The Recitals are incorporated into these Provisions without any difference or distinction between the two (2) segments of this Second Amendment.

         2. Reaffirmation of Loans. Except as expressly modified by this Second Amendment, Borrower reaffirms all of its Obligations under the Credit Documents, under the Forbearance Agreement, and under the First Amendment.

         3. Extension of Forbearance Period. Provided that Borrower satisfies all of the terms and conditions of the Forbearance Agreement, provided that Borrower satisfies all of the terms and conditions of the First Amendment (other than making the full $3,000,000 payment that was due on March 21, 2001), and provided that Borrower satisfies all of the terms and conditions of this Second Amendment, the Forbearance Period may be extended as follows:


EXTENSION OF                        CONDITIONS
FORBEARANCE PERIOD

From 4/1/01 through 4/15/01.        By April 11, 2001 Borrower will: (i) pay
                                    Banks an Extension Fee of $50,000; (ii)
                                    deliver to Banks confirmation from Heller that the commitment for Take Out Financing extends beyond May 15, 2001; and (iii) pay
                                    Banks $500,000 to be applied toward a
                                    permanent reduction of the outstanding
                                    Obligations . By April 13, 2001, Borrower will deliver to Banks all of the net proceeds received in relation to the financing by East Asia Heller Limited of
                                    Accounts generated by Borrower's Hong Kong
                                    Subsidiary.

From 4/16/01 through 4/30/01.       By April 16, 2001, Borrower will pay Banks
                                    an Extension Fee of $50,000. By April 20,
                                    2001, Borrower will pay Banks $1,000,000 to be applied toward a permanent reduction of the outstanding Obligations. By April 30,
                                    2001, Borrower will: (i) deliver to Banks drafts of all loan and security documents necessary for the Take Out Financing; and
                                    (ii) deliver to Banks a term sheet for
                                    mezzanine financing in the amount of at
                                    least $10,000,000. By April 27, 2001,
                                    Borrower deliver to Banks an executed,
                                    binding agreement for the sale of the
                                    Borrower's Horizon Subsidiary.

From 5/1/01 through 5/15/01.        By May 1, 2001, Borrower will pay Banks an
                                    Extension Fee of $50,000 (the "5/1 Extension
                                    Fee"), provided, however, that the 5/1
                                    Extension Fee will be waived if, by May 1, 2001, the outstanding principal amount of the Obligations does not exceed $32,000,000.
                                    By May 4, 2001, Borrower will pay Banks
                                    $500,000 to be applied toward a permanent reduction of the outstanding Obligations in the event that the outstanding principal amount of the Obligations exceed $32,000,000 as of May 1, 2001. By May 15, 2001, and in conjunction with the sale or financing of assets accomplished

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
EXTENSION OF                        CONDITIONS
FORBEARANCE PERIOD

                                    pursuant to Section 5.6 of the Forbearance
                                    Agreement as modified by Section 4.2 of the First Amendment, Borrower will close the Take Out Financing, and repay indefeasibly and in full all outstanding Obligations. Borrower may prepay all or a portion of the payments required in this Second Amendment from any proceeds generated by the sale or financing of assets accomplished pursuant to
                                    Section 5.6 of the Forbearance Agreement as modified by Section 4.2 of the First Amendment.

         4. Modifications. The Credit Documents, the Forbearance Agreement, and the First Amendment are hereby modified and amended as described below. In the event of any conflict between the terms of the Credit Documents, the terms of this Forbearance Agreement, the terms of the First Amendment, and the terms of this Second Amendment, this Second Amendment shall control.

            4.1 Limits on Funding of Golden Eagle Leasing. Section 6.9 of the Forbearance Agreement is modified to provide that, so long as Borrower satisfies all other terms and conditions of the Forbearance Agreement as amended by the First Amendment and this Second Amendment, the $1,500,000 of Hypercom cash provided pursuant to Section 4.4 of the First Amendment may be recycled and reused from the sale of Golden Eagle Leasing assets for the funding of Golden Eagle Leasing.

            4.2 Limits on Payment of Expenses. During the Forbearance Agreement as extended by this Second Amendment, Borrower is limited to payment of: (i) expenses (in kind and in amount) listed on the Cash Flow Forecast attached as Exhibit "B"; (ii) the Obligations; (iii) the Forbearance Fees; and (iv) the Reimburseable Costs.

            4.3 Decrease in Certain Interest Rates. In the event that the outstanding principal amount of the Obligations is reduced to $32,000,000 during the Forbearance Period (as extended by this Second Amendment), then the non-default rate interest on the RLC will be reduced to Prime Rate plus 3.75% per annum. Thereafter during the Forbearance Period, the non-default rate of interest on the RLC will be reduced by 25 basis points for every $2,500,000 reduction of the outstanding principal amount of the Obligations below $32,000,000; provided however, that the non-default rate of interest will not be reduced below Prime Rate plus 2.75%. By way of illustration, if the outstanding principal amount of the Obligations is reduced during the Forbearance Period to $29,500,000, then the non-default rate of interest on the RLC will be reduced to Prime Rate plus 3.5%; and if the outstanding principal amount of the Obligations is reduced during the Forbearance Period to $27,000,000, then the non-default rate of interest on the RLC will be reduced to Prime Rate plus 3.25%; and so on.

         5. Conditions Precedent. Before this Second Amendment becomes effective and Banks

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become obligated under it, and in addition to any other conditions stated in this Second Amendment and in the Forbearance Agreement and the First Amendment, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Banks:

            5.1 Receipt of Documents. Banks will have received fully executed originals of this Second Amendment and any other documents that Banks may require or request in accordance with this Second Amendment, the Forbearance Agreement, the First Amendment, and the Credit Documents, all in such form as Banks may require in their reasonable discretion.

            5.2 Reimbursement of Banks' Costs and Expenses. Banks will have received in immediately available funds all outstanding Reimbursable Costs incurred by Banks in connection with the Forbearance Agreement, the First Amendment, and this Second Amendment. Upon execution of this Second Amendment, Borrower will pay Banks their current Reimbursable Costs in the aggregate amount of $68,827.87, payable as follows: (i) $18,500 to Quarles & Brady Streich Lang for services rendered through March 28, 2001 as counsel for the Banks as a group; (ii) $27,827.87 to Alvarez & Marsal, Inc., for services rendered through March 28, 2001 as financial consultants for the Banks; and (iii) $22,500, payable to Bank One as and for its Reimbursable Costs. Thereafter, Borrower will pay all additional Reimbursable Costs incurred by Banks during the course of the Forbearance Period within seven (7) business days of delivery of any invoice for payment of Reimbursable Costs.

            5.3 Forbearance From Other Lenders. During the Forbearance Period, and except for an Amoritzation Event claimed by Bank One Capital Markets Conduit Financing, no other lender, creditor, or lessor will enforce its rights or remedies in relation to any default committed by Borrower under any loan agreement, lease agreement, security agreement, or other financial agreement. In addition, and consistent in scope and time with the forbearance provided by the Banks, Borrower will obtain and maintain at least through the Forbearance Period forbearance for defaults of obligations owing to its other major lenders (the "Other Forbearance Agreements"), including direct lenders (like Webster Bank, Tokyo Leasing, and Bank One, Arizona, NA) that provide financing for Borrower and its Subsidiaries and Affiliates, including Golden Eagle. Copies of the Other Forbearance Agreements will be delivered to the Banks.

         6. Borrower's Representations and Warranties. Borrower represents and warrants to Banks as follows:

            6.1 Accuracy of Representations in Second Amendment, First Amendment, Forbearance Agreement and Credit Documents. All representations and warranties made and given by Borrower in this Second Amendment, in the First Amendment, in the Forbearance Agreement, and in the Credit Documents are accurate and correct.

            6.2 No Default. Other than the Identified Defaults, no Event of Default has occurred and is continuing under the Credit Documents, and no event has occurred and is continuing

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
which, with notice or the passage of time or both, would be an Event of Default.

            6.3 Property. To the extent applicable, Borrower lawfully possesses and holds a 100% ownership interest in all of the Collateral and the Additional Collateral for the Obligations. Borrower owns all of the Collateral and the Additional Collateral for the Obligations free and clear of any defects, reservations of title and conditional sales contracts, and free and clear of any Liens and security interests other than the Liens and security interests in favor of Banks. There is no financing statement affecting any Collateral or the Additional Collateral for the Obligations on file in any public office except for financing statements in favor of Banks.

            6.4 Borrowing Entity. Each Borrower entity is a corporation which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. There have been no changes in the organization, composition, ownership, structure or formation documents of Borrower since the inception of the Obligations. In each state and country in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

            6.5 Authorization. This Second Amendment, and any instrument or agreement required hereunder, are within Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

            6.6 Enforceable Credit Documents/No Conflicts. The Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment are legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, is (or will be) similarly legal, valid, binding and enforceable. This Second Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound.

            6.7 Financial Information. All financial and other information (including, but not limited to the Cash Flow Reports) that has been or will be supplied to Banks is:

               (a) Sufficiently complete to give Banks accurate knowledge of Borrower's financial condition;

               (b) In form and content required by Banks; and

               (c) In compliance with all government regulations that apply.

         7. Borrower Acknowledgments. Borrower hereby acknowledges and agrees that:

            7.1 No Breach By Banks. Each of the Banks (including all of its predecessors) has not breached any duty to Borrower in connection with the Obligations, the Credit Documents,

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
the Forbearance Agreement, the First Amendment, or this Second Amendment, and each Bank (including all of its predecessors) has fully performed all obligations it may have had or now has to Borrower.

            7.2 Interest, Fees, and Other Charges. All interest, fees (including the Extension Fees under section 2 above) or other charges (including the Reimbursable Costs under section 5.2 above) imposed, accrued, or collected by Banks (including all their predecessors) under the Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment, and the method of computing the interest, fees, or other charges, were and are reasonable, proper, and agreed to by Borrower and were properly computed and collected.

            7.3 No Waiver. By entering into this Second Amendment, Banks do not waive any existing defaults (including the Identified Defaults) or any defaults hereafter occurring, and Banks do not become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto.

            7.4 No Future Obligations. Banks have no obligation to make any additional loan or extension of credit to or for the benefit of Borrower, and Banks have no obligation to provide additional forbearance or to extend further accommodations to Borrowers.

            7.5 No Third Party Beneficiaries. This Second Amendment is not intended for, and shall not be construed to be for, the benefit of any person not a signatory hereto.

            7.6 Loan Balances. The outstanding balances owing on the Obligations, as described in this Second Amendment, are true and correct.

            7.7 Fair Consideration. All payments made and Liens granted by Borrower to Banks under the Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment are for fair consideration and reasonably equivalent value.

            7.8 Notice of Identified Defaults. Borrower has received or waives all notice required from Banks under the Credit Documents with respect to the Identified Defaults; and, subject to the terms and conditions of the Forbearance Agreement, the First Amendment, and this Second Amendment, Banks presently are free to exercise all of their rights and remedies under the Credit Agreement as a result of the Identified Defaults committed by Borrower.

         8. Release of Banks. In consideration of the agreements of Banks set forth in this Second Amendment, Borrower and all of its respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise, and forever discharge Banks, the parents of Banks and all other affiliates and predecessors of Banks, and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Banks, for, from, and against any and all claims, counterclaims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one of more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, of in any way connected with or resulting from, the Loans, the Obligations, the Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment.

         9. No Prejudice; Reservation of Rights. Except for the limited forbearance specifically set forth herein, this Second Amendment shall not prejudice any rights or remedies of Banks under the Credit Documents, under the Forbearance Agreement, or under the First Amendment. Except for the limited forbearance specifically set forth herein, each Bank reserves, without limitation, all of its rights against any Borrower, indemnitor, guarantor, or endorser of any of the Credit Documents, the Forbearance Agreement, the First Amendment, and any other party liable in any way for satisfaction of the Obligations or other losses suffered by Banks.

         10. No Impairment/Security. Except as otherwise specifically set forth herein, the Credit Documents, the Forbearance Agreement, and the First Amendment, remain unaffected by this Second Amendment, and all of the Credit Documents, the Forbearance Agreement, and the First Amendment shall remain in full force and effect. Borrower's payment and performance of Borrower's various Obligations to Banks under the Credit Documents, the Forbearance Agreement, and the First Amendment, including all extensions, amendments, renewals or replacements thereof, continue to be and shall be secured by the Liens arising under the Credit Documents, the Forbearance Agreement, and the First Amendment. Nothing contained herein shall be deemed a waiver of any of the rights and remedies that any of the Banks may have against Borrower or any other party, or of any of Banks' rights and remedies arising out of the Credit Documents, the Forbearance Agreement, or the First Amendment. During the Forbearance Period as extended by this Second Amendment, the net assets of Borrower's Horizon Subsidiary will not decrease materially from the net assets of Borrower's Horizon Subsidiary as of March 31, 2001.

         11. Integration. The Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment: (a) integrate all the terms and conditions mentioned in or incidental to the Credit Documents, the Forbearance Agreement, and the First Amendment; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Seconde Amendment and the terms, conditions, or provisions of any other agreement or instrument, including any of the other Credit Documents, the Forbearance Agreement, and the First Amendment, the terms, conditions and provisions of this Second Amendment shall prevail. No modification of this Second Amendment or the Credit Documents, the Forbearance Agreement, and the First Amendment shall be effective unless in writing and signed by the applicable parties to be bound thereby.

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
         12. Counterparts. This Second Amendment and any attached consents or exhibits requiring signatures may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         13. Invalidity. If any court of competent jurisdiction determines any provision of this Second Amendment or any of the Credit Documents, the Forbearance Agreement, or the First Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of this Second Amendment, the Forbearance Agreement, the First Amendment, or the Credit Documents.

         14. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, Borrower may not transfer its rights under the Second Amendment, the First Amendment, the Forbearance Agreement, or the Credit Documents without the prior written consent of Banks. Each of the Banks may transfer its rights under this Second Amendment, the First Amendment, the Forbearance Agreement, or the Credit Documents to any successor in interest.

         15. Default. The failure of Borrower to comply with any provision of this Second Amendment or the failure of Borrower to comply with the terms and conditions of the Credit Documents, the Forbearance Agreement, or the First Amendment (other than the Identified Defaults) shall constitute an Event of Default and shall entitle Banks to exercise any and all of their rights and remedies under the Credit Documents, the Forbearance Agreement, the First Amendment, and this Second Amendment.

         16. No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy under any of the Credit Documents, the Forbearance Agreement, the First Amendment, or this Second Amendment shall impair any right, power or remedy that Banks may have, nor shall such delay be construed to be a waiver of any of such rights, powers or remedies. No waiver of any default or breach of Borrower shall be a waiver of any other default or breach or of any default or breach subsequently occurring. Banks shall not be deemed to have waived any right, power, or remedy except in writing signed by an officer of Banks expressly stating that it is a waiver of same right, power or remedy.

         17. No Consent. Except as specifically provided in this Second Amendment, no express or implied consent to any further forbearance or modifications involving any of the matters set forth in this Second Amendment or otherwise shall be inferred or implied by Banks' execution of this Second Amendment or any other action of Banks. Banks' execution of this Second Amendment shall not constitute a waiver, either express or implied, of the requirement that any further forbearance or modification of the Credit Documents, the Forbearance Agreement, or the First

Amendment shall require the express written approval of Banks. Each of the Banks must provide any consent required from the Banks under this Second Amendment.

         18. Cumulative Remedies. The rights and remedies of Banks under this Second Amendment, the First Amendment, the Forbearance Agreement, and the Credit Documents are cumulative and not exclusive of any rights or remedies that Banks would otherwise have, and may be pursued at any time and from time to time and in such order as Banks shall determine in their sole discretion.

         19. Mutual Agreement. The parties hereto agree that the terms and provisions of this Second Amendment embody their mutual intent and that such terms and provisions are not to be construed more liberally in favor, or more strictly against, any party. This Second Amendment shall not be construed as if it had been prepared by one of the parties, but rather as if it had been prepared by all of the parties.

         20. Time is of the Essence. Time is of the essence of this Second Amendment, the First Amendment, the Forbearance Agreement, and the Credit Documents.

         21. Headings. Section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Second Amendment.

         22. Further Performance. Borrower, whenever and as often as shall be requested by the Banks, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered such further instruments and documents and to do any and all things as may be requested by Banks in order to carry out the intent and purpose of this Second Amendment, the First Amendment, the Forbearance Agreement, and the Credit Documents.

         23. Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the termination of this Second Amendment.

         24. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of Banks, Borrower, and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on the dates set forth below to be effective as of the day and year set forth above.

                            SIGNATURE PAGE TO FOLLOW

                           "BANKS"


                           BANK ONE, ARIZONA, NA,


Dated: April 11, 2001                        By:  /s/ Bonnie D. Wilson
                                             Name: Bonnie D. Wilson
                                             Title: 1st Vice President



                           FLEET NATIONAL BANK


Dated: April 11, 2001                        By:/s/ Jeffrey Robinson
                                             Name: Jeffrey Robinson
                                             Title: Senior Vice President


                           IMPERIAL BANK


Dated: April 19, 2001                        By: /s/ Craig Hoskin
                                             Name: Craig Hoskin
                                             Title: Senior Vice President

                                  "BORROWER"




                                  HYPERCOM CORPORATION, a Delaware corporation


Dated: April 11, 2001             By: /s/ Jonathon E. Killmer
                                  Name: Jonathon E. Killmer
                                  Title: Executive Vice President and COO

                                  Dated: April 11, 2001

                                  GOLDEN EAGLE LEASING, INC., f/k/a Hypercom
                                  Financial, Inc. (Arizona), an Arizona
                                  corporation

Dated: April 11, 2001

HYPERCOM U.S.A., INC.,
a Delaware corporation

By: /s/ Jonathon E. Killmer
Name: Jonathon E. Killmer
Title: Secretary

                                  By: /s/ Jonathon E. Killmer
                                  Name: Jonathon E. Killmer
                                  Title: President

                                  Dated: April 11, 2001
                                  HORIZON, INC., a Missouri corporation


                                  By: /s/ Jonathon E. Killmer
                                  Name: Jonathon E. Killmer
                                  Title: Secretary

Dated: April 11, 2001

                                  HYPERCOM INC., a/k/a Hypercom (Arizona),
                                  Inc.,  an Arizona corporation


                                  By: /s/ Jonathon E. Killmer
                                  Name: Jonathon E. Killmer
                                  Title: Secretary
                                  Dated: April 11, 2001
                                  HYPERCOM TRANSACTION NETWORK, INC.
                                  (Arizona), an Arizona corporation

By:  /s/ Jonathon E. Killmer
Name: Jonathon E. Killmer
                                   Title: Jonathon E. Killmer

                                   (Arizona) an Arizona corporation

                                   By: /s/ Jonathon E. Killmer
                                   Name: Jonathon E. Killmer
                                   Title: Secretary

                                   Dated: April 11, 2001
                                   ePICNETZ, INC., a Nevada corporation

Dated: April 11, 2001
HYPERCOM MANUFACTURING             By: /s/ Jonathon E. Killmer
RESOURCES, INC.(Arizona), an       Name: Jonathon E. Killmer
Arizona corporation                Title: Secretary

                                   Dated: April 11, 2001
By: /s/ Jonathon E. Killmer        HYPERCOM EUROPE LIMITED, INC.
Name: Jonathon E. Killmer          (Arizona)
Title: Secretary


                                   By: /s/ Jonathon E. Killmer
                                   Name: Jonathon E. Killmer
Dated: April 11, 2001              Title: Secretary
HYPERCOM LATINO AMERICA, INC.

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